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                                                               Exhibit 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in Amendment No. 3 to the Form S-3 Registration Statement and Prospectus of Judicate, Inc. [the "Company"] relating to shares of common stock of the Company, of our report dated April 10, 1995, which is incorporated in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1994, as amended by Form 10-KSB/A, and to the use of our name, and the statements with respect to us, as appearing under the heading "Experts" in the Prospectus.


                                  MORTENSON AND ASSOCIATES, P.C.

                                  Certified Public Accountants

Cranford, New Jersey

August 25, 1995